EXHIBIT 99.1
INGERSOLL-RAND COMPANY, LIMITED
Business Review
Fourth Quarter and Twelve Months
(In millions, except percentages)

UNAUDITED

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
Climate Control
Revenues	$ 734.5	$ 752.0	$ 2,793.7	$ 2,648.9
Operating income	80.9	71.7	309.1	219.1
and as a % of revenues	11.0%	9.5%	11.1%	8.3%

Industrial Solutions
Revenues	422.8	361.2	1,552.8	1,363.6
Operating income	57.0	38.1	180.5	104.0
and as a % of revenues	13.5%	10.6%	11.6%	7.6%

Infrastructure
Revenues	844.1	702.0	3,268.8	2,631.8
Operating income	110.5	75.2	437.2	292.9
and as a % of revenues	13.1%	10.7%	13.4%	11.1%

Security & Safety
Revenues	457.6	431.8	1,778.3	1,605.0
Operating income	93.7	89.8	304.8	316.5
and as a % of revenues	20.5%	20.8%	17.1%	19.7%

Total
Revenues	$ 2,459.0	$ 2,247.0	$ 9,393.6	$ 8,249.3
Operating income	342.1	274.8	1,231.6	932.5
and as a % of revenues	13.9%	12.2%	13.1%	11.3%

Unallocated corporate expense	(44.2)	(48.2)	(111.3)	(144.9)

Consolidated operating income	$ 297.9	$ 226.6	$ 1,120.3	$ 787.6
and as a % of revenues	12.1%	10.1%	11.9%	9.5%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION